UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 16, 2014

IHEARTMEDIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53354	26-0241222
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

200 East Basse Road

San Antonio, Texas 78209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (210) 822-2828

CC Media Holdings, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On September 16, 2014, CC Media Holdings, Inc., a Delaware corporation (the “Company”), filed an amendment to the Company’s Third Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”). The amendment amends Article I of the Certificate of Incorporation to change the Company’s name to “iHeartMedia, Inc.”

Item 7.01. Regulation FD Disclosure.

On September 16, 2014, the Company announced a change of trading symbol for shares of its Class A common stock to “IHRT” (from “CCMO”), which will become effective on the OTC market on September 17, 2014. The Company also changed the name of certain of its affiliates as of September 16, 2016, including as follows:

Old Name:	New Name:
Clear Channel Capital I, LLC	iHeartMedia Capital I, LLC
Clear Channel Capital II, LLC	iHeartMedia Capital II, LLC
Clear Channel Communications, Inc.	iHeartCommunications, Inc.
Clear Channel Management Services, Inc.	iHeartMedia Management Services, Inc.
Clear Channel Broadcasting, Inc.	iHeartMedia + Entertainment, Inc.
Clear Channel Identity, Inc.	iHM Identity, Inc.
Clear Channel Satellite Services Inc.	iHeartMedia Satellite Services, Inc.

Clear Channel Outdoor Holdings, Inc., an indirect subsidiary of the Company, will retain its existing name.

On September 16, 2014, the Company issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing the name change and ticker symbol change. The information set forth in this Item 7.01, including Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. Registration statements or other documents filed with the Securities and Exchange Commission shall not incorporate this information by reference, except as otherwise expressly stated in such filing.

Item 9.01. Financial Statements and Exhibits

Exhibit No.	Description

3.1	Amendment to Third Amended and Restated Certificate of Incorporation of CC Media Holdings, Inc.

99.1	Press Release issued by Clear Channel, dated September 16, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IHEARTMEDIA, INC.

Date: September 16, 2014	By:	/s/ Hamlet T. Newsom, Jr.
Hamlet T. Newsom, Jr.
Vice President, Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amendment to Third Amended and Restated Certificate of Incorporation of CC Media Holdings, Inc.

99.1	Press Release issued by Clear Channel, dated September 16, 2014